Exhibit 1.3

Certificate of Amendment Canada Business Corporations Act	Certificat de modification Loi canadienne sur les sociétés par actions

Electra Battery Materials Corporation

Corporate name / Dénomination sociale

1095406-3

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the Canada Business Corporations Act as set out in the attached articles of amendment.

JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 178 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes.

Hantz Prosper

Director / Directeur

2022-11-17

Date of amendment (YYYY-MM-DD)

Date de modification (AAAA-MM-JJ)

	Form 4 Articles of Amendment Canada Business Corporations Act (CBCA) (s. 27 or 177)	Formulaire 4 Clauses modificatrices Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)

1	Corporate name
Dénomination sociale
Electra Battery Materials Corporation

2	Corporation number
Numéro de la société
1095406-3

3	The articles are amended as follows
Les statuts sont modifiés de la façon suivante

See attached schedule / Voir l'annexe ci-jointe

4	Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J’atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Trent Mell
Trent Mell
416 900-3891

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Schedule / Annexe

Amendment Schedules / Annexes - Modification

The issued and outstanding common shares of the Corporation be consolidated on the basis of one (1) new post-consolidation common share for every eighteen (18) pre-consolidation issued and outstanding common shares of the Corporation. All fractions of the post-consolidation common shares will be rounded down to the next whole common share.